UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 23, 2010
SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10382	20-5715943
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri	63368
(Address of principal executive offices)	(Zip Code)
(636) 939-5100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
     On April 23, 2010, (the “Effective Date”) Synergetics USA, Inc. (“Synergetics”) entered into a Settlement and License Agreement with Alcon Inc. and its affiliates, Alcon Laboratories, Inc. and Alcon Research, Ltd. (collectively “Alcon”), and entered into a Supply Agreement with Alcon Research, Ltd. (“Alcon Research”)
     As provided by the Settlement and License Agreement, Synergetics and Alcon (the “Parties”) will file stipulations of dismissal with prejudice in each of the two pending lawsuits between the Parties, i.e., case No. 08-CV-3669 (DLC) pending in the United States District Court for the Southern District of New York, and case No. 4:08-cv-00609-Y pending in the United States District Court for the Northern District of Texas.
     Additionally, the Parties release each other from any and all claims based in whole or in part on any conduct occurring on or before the Effective Date, including continuing conduct. Further, each Party covenants not to sue the other Party on any claim that any product made available to end users in the United States on or before the Effective Date infringes any patent enforceable as of the Effective Date. As further provided by the Settlement and License Agreement, the Parties entered patent cross licenses under which Synergetics is granted a license to make and sell certain products covered by certain of Alcon’s patents, and Alcon is granted a license to sell certain products manufactured by Synergetics in accordance with the Supply Agreement and covered by certain of Synergetics’ patents. In consideration for the patent cross licenses and the settlement of litigation, Alcon will pay to Synergetics a net sum of Thirty Million Dollars ($30,000,000.00) within five days of the Effective Date.
     The Supply Agreement governs the terms of manufacture by Synergetics and supply to Alcon Research of products for which Alcon has been granted a license to sell. During the term of the Supply Agreement, Synergetics is obligated to supply the requirements of Alcon Research and its affiliates for the licensed products. The term of the Supply Agreement is set to expire upon expiration of the last to expire of the patents licensed by Synergetics to Alcon, which is expected to be approximately fifteen years from the Effective Date. To facilitate the supply of products by Synergetics under the Supply Agreement, Alcon Research will pay Synergetics Two Million Dollars ($2,000,000.00) within two weeks of the Effective Date to be used by Synergetics for production process engineering and expansion.
     Further under the Supply Agreement, Synergetics will be an exclusive third-party manufacturer for Alcon Research’s requirements of certain additional products during the first five years of the agreement, and will obtain a right of first refusal to manufacture such products thereafter.
     On April 27, 2010, the Company issued a press release announcing its entry into the Settlement and License Agreement and the Supply Agreement. A copy of this press release is attached hereto as exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Synergetics USA, Inc. press release dated April 27, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 29, 2010

SYNERGETICS USA, INC.
(Registrant)

By:	/s/ Pamela G. Boone
Name:	Pamela G. Boone
Title:	EVP and Chief Financial Officer

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